UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

EYENOVIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Madison Avenue, Suite 2400, New York, NY 10017

(Address of Principal Executive Offices, and Zip Code)

(917) 289-1117

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, $0.0001 par value	EYEN	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On February 15, 2023, Eyenovia, Inc. (the “Company”) announced that it has entered into a development collaboration agreement with Taiwan-based Formosa Pharmaceuticals, Inc. (“Formosa”). The agreement seeks to combine the Company’s Optejet® dispensing technology with Formosa’s unique APNT™ nanoparticle formulation platform for the potential development of new topical ophthalmic therapeutics that employ the Optejet® dispenser. Attached hereto as Exhibit 99.1 is the press release reporting the agreement and attached hereto as Exhibit 99.2 is a slide deck regarding the agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Eyenovia, Inc. Press Release Dated February 15, 2023.

99.2	Eyenovia, Inc. Slide Deck Regarding the Collaboration with Formosa Pharmaceuticals, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYENOVIA, INC.

Date: February 15, 2023	/s/ Michael Rowe
Michael Rowe
Chief Executive Officer